UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Section 240.14a-12

INTERACTIVE INTELLIGENCE GROUP, INC.
(Name of Registrant as Specified in its Charter)
______________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:
_______________________________________________________________________________
(2)	Aggregate number of securities to which transaction applies:
_______________________________________________________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)	Proposed maximum aggregate value of transaction:
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☐    Fee paid previously with preliminary materials.
☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:
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This filing consists of communications Interactive Intelligence Group, Inc. (the “Company” or “Interactive Intelligence”) has prepared for use with its employees related to the Agreement and Plan of Merger, dated as of August 30, 2016, (the “Merger Agreement”), by and among the Company, Genesys Telecommunications Laboratories, Inc., Giant Merger Sub Inc. and, solely for the purposes of Section 5.16 of the Merger Agreement, Greeneden Lux 3 S.àR.L., Greeneden U.S. Holdings I, LLC and Greeneden U.S. Holdings II, LLC.

To: All Management
From: Kim Kean, Vice President of Human Resources
Subject: Update with Important Information

As we entered into the merger agreement with Genesys, we made some business decisions to guide us through the interim period prior to closing.  These decisions were outlined in the publicly filed merger agreement; however, we recognize not everyone has read all of the details. We want to be transparent and share these decisions with you.

During our interim period between the signing of the merger agreement and Closing:

1.       Annual salary reviews will still be conducted based on the individuals’ anniversary date

•	Increase amounts will be capped at 5% inclusive of promotions (of course we must abide by any country regulatory salary increase mandates)

•	This cap does include past due performance reviews, but the increase will be retroactive to the actual anniversary date

•	Important - complete your outstanding performance reviews immediately and your upcoming reviews on time

•
We realize this will cause angst for some of you and some of your team members.  While it doesn’t take away the angst, we recognize the importance of continuing our performance review approach and chose to continue the salary reviews too in the interim period.

2.       Incentive Plans will continue through 2016 and new positions which typically include an incentive plan will still be eligible per the terms of the specific plan

3.       Internal Transfers will still be acceptable if an open headcount exists; we encourage career progression for our team members and retention of their contributions and knowledge
·         Salary changes will be appropriate for the position (not necessarily capped at 5%) and will be viewed as filling an open positon

4.       PTO  as we do each year at this time, please ensure your team members are taking the time off they deserve
·         We do not have a definitive answer on how PTO will be handled after 2016.
·         Important - please approve all pending time off requests in Workday

An updated FAQ will be sent out later today to all team members and we will be including this information for them to review as well.

As leaders, it is important for you to understand this information and support our obligation to fully comply with the merger agreement.  If you have additional questions or need further clarification, please reach out to your manager or HR Business Partner.

Thank you

Important Additional Information
In connection with the proposed merger, Interactive Intelligence intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Interactive Intelligence will mail proxy materials to each shareholder entitled to vote at the special meeting relating to the proposed merger. Shareholders are urged to carefully read the proxy statement and any other proxy materials in their entirety (including any amendments or supplements thereto) and any other relevant documents that Interactive Intelligence will file with the SEC when they become available because they will contain important information. The proxy statement and other relevant materials (when available), and any and all documents filed by Interactive Intelligence with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by Interactive Intelligence via the Investor Relations section of its website at http://investors.inin.com, or copies may be obtained, without charge, by directing a request to Chief Financial Officer, Interactive Intelligence Group, Inc., 7601 Interactive Way, Indianapolis, Indiana 46278 or by calling (317) 715-8265.

Participants in the Solicitation
This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Interactive Intelligence, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the shareholders of Interactive Intelligence in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Interactive Intelligence’s shareholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Information regarding Interactive Intelligence’s directors and officers is set forth in Interactive Intelligence’s proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2016, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 29, 2016. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via Interactive Intelligence’s Investor Relations section of its website at http://investors.inin.com.

Cautionary Note Regarding Forward-Looking Statements
This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expression. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) Interactive Intelligence may be unable to obtain shareholder approval as required for the merger; (2) conditions to the closing of the merger, including the obtaining of required regulatory approvals, may not be satisfied; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business or stock price of Interactive Intelligence may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) Interactive Intelligence may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) the ability to recognize benefits of the merger; (9) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; (11) the risks described from time to time in Interactive Intelligence’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, subsequent Quarterly Reports on Form 10-Q and in other of Interactive Intelligence’s filings with the SEC; and (12) general industry and economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, Interactive Intelligence undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

To: All Employees
From: Corporate Communications
Subject: Merger Announcement Update: New FAQs Added

To All Employees:

In continued efforts to provide updates on the proposed Interactive/Genesys merger, new FAQs have been added to the original document. Many topics are discussed, including: annual salary reviews, incentive plans, PTO policy, 401(k) payout and Presidents Club.

Please take a moment to review the new FAQs that have been added, beginning on page 5 of the attached.

As we receive and are able to respond to new questions, we will update our FAQ document and recirculate it to you.

Important reminders

•	Interactive and Genesys remain separate companies until the merger closes, which means we cannot speculate on how respective products, locations or employee benefits will be combined.

•
There are still a number of steps Interactive must take before the merger can be closed, such as getting the transaction approved by federal regulators and shareholders. This process may take months and no definitive closing date has yet been established.

•	All approved merger announcement information has been filed with the SEC and is located on the inin.com investors page. You can view this page to see all the customer/partner/employee FAQs.

•	If you need talking points for verbal communications with external parties, please only use information contained in these filed documents.

•	Please do not send any other communication or make speculative remarks, as it could violate regulatory requirements.

In the weeks and months ahead, as part of the integration planning work to determine what makes sense for the combined company, we will communicate any updates with you.

In the meantime, please continue to direct merger-related inquiries to your manager or this mailbox.

Thank you,
Corporate Communications

EMPLOYEE FAQs

Note: new FAQs have been added, beginning on page 5.

This document is updated as of September 14, 2016.

What we can say about the merger:

•	We (Interactive Intelligence and Genesys) come from similar backgrounds of breaking into an established market and demonstrating success.

•	We share a similar DNA and reputation of innovation, software excellence and customer focus.

•	Both of our results during the past five years have shown continued growth.

•	Both companies have significant products for both the on-premise and cloud markets.

•	We are both perceived as market leaders in terms of industry analyst positioning, customer satisfaction, financial strength, and growth.

•	Unlike some of our peers, we have a consistent go-to-market approach and history of working with partners to achieve growth and uniquely serve customers.

•
Interactive Intelligence is known for great all-in-one solutions for a wide range of customers. Genesys is historically known for high-end solutions catering to the sophisticated needs of the most complicated call center customers. The best of both companies can be used to improve and cross-pollinate technology and go-to-market strengths.

•	All major products of the two companies, including CIC, CaaS, PureCloud and Genesys’ Customer Experience Platform will continue with significant R&D investment and actively sold to the market.

•	This is a huge, exciting leap forward in our ability to serve the entire market.

Q: How does this combination help our customers?

A: The combined Interactive Intelligence and Genesys will offer our customers a complete portfolio that spans the needs of organizations of all sizes and complexity. Our products are very complimentary across customer segments so the combined portfolio will broaden the customer base we can serve.

Q: What does this mean for employees?

A: Our board of directors and management team, assisted by advisors, considered several opportunities for Interactive Intelligence moving forward and unanimously decided that combining with Genesys offers our employees, customers, partners, and investors the best path for growth. Together, we will be the clear leader in the customer engagement space and we expect there will be new opportunities for career growth and professional development.

Until it closes, we are operating as separate companies. This means we need to stay focused and continue our business as normal in our current roles.

Q: What does “close” mean? Could this not happen?

A: While we do not expect any issues during the closing process, the transition is subject to a number of typical requirements like a shareholder vote and regulatory approvals. Until the deal closes, we are separate companies so it is important to stay focused on running our business independently until the closing.

Q: Will there be any changes to employee salaries, compensation or benefits as a result of the transaction?

A: Until the transaction closes, we remain a separate, independent company and will continue to operate as usual; there will be no new changes to employee salaries, compensation or benefits. When you combine two companies, there are always similarities and differences between benefit plans. Over the coming months, as part of the integration planning work, we will be looking at these kinds of details to determine what makes sense for the combined company. To the extent there are changes, we will communicate with you. We remain committed to competitive compensation and benefits programs that incent and reward success.

Q: I am enrolled in the ESPP, what happens to my contributions?
A: The current ESPP purchase period, which is scheduled to end September 30, 2016, will continue until the earlier of (1) September 30, 2016 or (2) 10 business days prior to the closing of the transaction.
The accumulated payroll deductions of participants under the ESPP will be used to purchase shares on that date. The purchase price of these shares will be 95% of the fair market value on the first business day following the end of the purchase period.
No new purchase periods will begin under the ESPP. In addition, as of today, you are no longer permitted to increase your contribution rate under the ESPP for the current purchase period, except those made in accordance with payroll deduction elections that already are in effect.
Q: What will happen with RSUs or options?

A: For those employees that are participants in our equity program, your vested options will be converted into cash equal to $60.50 per share minus the exercise price of the applicable option upon closing. Your unvested equity awards (including Options and RSUs) will be converted into unvested cash, which will be paid out partially at closing and partially over time consistent with your original time vesting schedule. We will contact holders of unvested equity awards with further details. If you have RSUs that have vested, they were settled in shares of Interactive Intelligence common stock.  Those shares are treated as any other shares outstanding and converted into cash at $60.50 per share.

Q: Can I trade any shares that I currently own?

A: If you are currently not in a restricted trading window, then the trading window is open to you and you can trade. If you had material, non-public information about this transaction and were not able to trade prior to the announcement, then the window will open for you beginning on Tuesday, September 6, 2016.  As always, if at any time, you have material non-public information you should not buy or sell stock in Interactive Intelligence, subject to our insider trading policy. If you have any questions, please contact the Chief Financial Officer.
You may always exercise your options, even when the window is closed, by paying the exercise price in cash to the company.

As long as the trading window is closed for you, however you may not sell the shares you acquire from the exercise of your options. We understand that many of you execute a “same day sale” of the shares you acquire from exercising your options in order to cover the exercise price.  However, you may not do a “same day sale” of the shares you acquire from exercising your options when the trading window is closed. You also may not sell any shares of ININ stock that you own.

Q: When can we start integration activities? What is the timeline for the integration?

A: Both companies will operate as separate businesses and brands until closing. It is important that we all remain focused on our business priorities and day-to-day responsibilities.
In coming weeks, once we have received antitrust approval from regulatory authorities and can begin the integration process, we will build an integration planning team with members from both Genesys and Interactive Intelligence to address how we bring our companies together. As this transaction was just announced, we are early in the planning process and it is premature to discuss specifics now. However, our focus will be on maximizing the strengths of both companies. We will communicate with you as details are available.
Q: Will there be changes to our workforce?

A: While this question can’t be answered definitively today for every employee, it is important to know that our merger with Genesys is about melding the strengths of both companies to accelerate our combined growth in the customer engagement market. Pursuit of this goal requires people, and new opportunities for career growth and professional development are expected for as much of the combined workforce as possible. A staff integration plan will be communicated after the transaction is complete. Until closing, it is business as usual as we continue to operate as a separate company.

Q: Will there be any office closures as a result of the merger? What happens in Indianapolis, Raleigh, and other Interactive offices both in the USA and Internationally?

A: We and Genesys have a strong and talented team based in Indianapolis, Raleigh and other offices. We expect to retain and grow our presence in these locations. During the transition, we will evaluate overlapping office locations to determine the optimal geographic coverage. We will determine the appropriate facilities plan and communicate as available.

Q: What should I say to our customers?

A: It is very important that you provide our customers with the confidence that Interactive Intelligence has industry leading on-premise and cloud solutions and there is no risk in our ability to continue to support them. In addition, it is important that our customers understand the benefits they will receive from the merger. After the transaction is completed, the ability to support our customers will only be further enhanced. With this transaction, our customers gain access to more innovative solutions that span the needs of organizations of all sizes and every level of sophistication.

We expect the transaction to be completed by the end of the year. Until that time, Interactive Intelligence and Genesys will remain separate, independent companies. We will continue to conduct business as usual.

Q: What does this mean about our current strategy and our Q3 and Q4 targets?

A: Until the transaction closes, it is business as usual at Interactive Intelligence. Maintaining our strong performance and achieving our targets for the quarter continue to be our main priority. We should remain focused on our daily responsibilities.

Q: What can’t I say to our customers?

Do not make recommendations or assumptions about the future of joint products or services. You should not offer opinions or make projections about the future product portfolio, or imply that we are operating as one company until after the close. Only talk about our products and Interactive Intelligence.

Q: What happens to the Interactive Intelligence brand? What about PureCloud?

We will be considering brands as part of the integration planning. Both parties recognize the value and pedigree of the Interactive Intelligence and PureCloud brands and will work to ensure that value is maximized.

Q: What should I do if a member of the media and anyone else contacts me about the transaction?

A: Please direct all media and analyst inquiries to Christine Holley (christine.holley@inin.com). Any investor or any other questions should be forwarded to Investor Relations (investorrelations@inin.com).

Q: I have business travel or customer meetings planned, what should I do?

A: Until the transaction closes, it is business as usual at Interactive Intelligence. We want to make this transaction as smooth as possible for our employees, customers, prospects, and partners.

Q: Will we still have Interactions APAC

A: Yes, we will still have Interactions APAC.

Q: What can I tell friends and family?

A: You can tell friends and family the same thing we have told you. You can also direct them to the press release issued on August 31st for additional information.

Q: Can I mention this merger on LinkedIn, Facebook, Twitter, or other social media?

A: We are all very proud of this news. We ask that you only repost approved messages from our Marketing team without additional commentary. As always, do not share confidential Company information, and remember that social media is a public forum.

Q: When will the transaction close?

A: We expect the transaction to close by the end of the year following the satisfaction of customary closing conditions, including regulatory approvals and approval by Interactive Intelligence shareholders.

Until it closes, we are operating as separate companies. This means we need to stay focused and continue our business as normal in our current roles.

Q: Who is Genesys?

A: Genesys empowers companies to create exceptional omnichannel experiences, journeys and relationships and is a leader in the contact center market. For over 25 years, they have put the customer at the center of all they do, and they passionately believe that great customer engagement drives great business outcomes. Genesys is trusted by over 4,700 customers in 120 countries, to orchestrate 25 billion contact center interactions per year in the cloud and on premises. Genesys is headquartered in Daly City California (in the San Francisco Bay Area).

Q: Who should I ask if I have any other questions?

A: You should direct any additional questions to your manager or send an email to: corporate.communications@inin.com.

New FAQs: as of September 14, 2016.

Q: Is there a plan to cross-train Interactive and Genesys employees on both companies’ product suites?

A: Both companies will operate as separate businesses and brands until closing. Once we have received antitrust approval from regulatory authorities and can begin the integration process, we will build an integration planning team with members from both Genesys and Interactive Intelligence to address how we bring our companies together, including discussions around product cross training.

Q: Has there been a decision made relative to our remote workforce or international locations?

A: Not yet. During the transition, we will evaluate all office locations of both companies to determine the optimal coverage. When the appropriate facilities/workgroup plan is finalized, we will communicate with you.

Q: I am currently an intern and have accepted an offer from Interactive to work full time starting in 2017. Will I still be brought on in January as an employee of Genesys?

A: We cannot provide a definitive answer about workforce decisions at this time. Over the coming months, as part of the integration planning work, we will be looking at these details to determine what makes sense for the combined company. To the extent there are changes, we will communicate with you.

Q: Can we get test server licenses from Genesys before the merger is closed to familiarize ourselves with their products?

A: No. We are not able to get test server licenses from Genesys for our employees, as we’re not allowed to share company information prior to the closing of the merger.

Q: Will sales staff still be eligible to attend Presidents Club in 2017? Is the Presidents Club event still being planned?

A: Yes, the Presidents Club event continues to be planned as originally scheduled, and sales staff will continue to be eligible to participate. We will advise all sales employees if there are any changes.

Q: I am a foreign national working in the U.S. What happens to my employment visa status after the merger closes?

A: Once the closing is scheduled and we have more information on how the merger will affect employment visas, we will schedule a conference call will all our foreign national employees to discuss any appropriate actions that need to be taken. If you have additional questions related to employment visas, please contact Michelle.Kincer@inin.com.

Q: For those in Indianapolis, will we still have the onsite Health Clinic at headquarters after the merger closes?

A: At this time we do not know. Over the coming months, as part of the integration planning work, we will be looking at the onsite clinic to determine what makes sense for the combined company. To the extent there are changes, we will communicate with you.

Q: How do I respond to customers or partners who want to know about attending Genesys user groups, or who want to know who my regional counterpart is at Genesys?

A: Until the merger closes, we are two separate companies. Please instruct your respective customers / partners that they will need to contact Genesys personally if they want further information.

Q: For U.S.-specific employees, how will employee shares invested through the 401(k) Savings Plan be handled after the merger closes?

A: Your ININ shares held in the 401(k) Savings Plan will be sold at the agreed upon purchase price of $60.50 per share, which will be invested into the default corporate action fund, Invesco Stable Value Fund. This exchange of shares for cash will take place in the plan 1 to 2 business days after the effective time of the merger. Once the cash proceeds have been credited to your account and invested in the Invesco Stable Value Fund, then, if you wish, you may redirect the investment of those proceeds into one or more of the plan’s other available investment options as you see fit, subject to the plan’s generally applicable rules governing participant direction of investments. We do not have a timeline for the transaction yet, but we will continue to communicate with team members as new information is available.

Q: Will we have a tuition reimbursement program after the merger closes? What will happen to the reimbursement accounts of employees who are currently in the program?

A: At this time, we do not know. Over the coming months, as part of the integration planning work, we will be looking at this program to determine what makes sense for the combined company, and how existing employee accounts will be handled. To the extent there are changes, we will communicate with you.

Q: What will happen to ordinary, vested shares of ININ stock I may own at closing?

A: Any ordinary, vested shares of ININ stock owned by employees - through ESPP or otherwise - will be converted into cash, at $60.50 per share at closing. [Please note that any sales of stock held for investment purposes are subject to current IRS rules regarding capital gains tax. Management cannot provide tax advice and would strongly recommend you consult your tax accountant for advice regarding your personal income tax situation.]

Q: What will happen to salary increases, incentive plans (bonuses) and our PTO rollover policy for the remainder of 2016? How will these change in 2017?

A: During this interim period, between the signing of the merger agreement and closing:

•
Annual salary reviews will continue to be conducted based on the employee’s anniversary date. Increase amounts will be capped at 5% inclusive of promotions (of course we must abide by any country regulatory salary increase mandates). Caps can include past due performance reviews, but the increase will be retroactive to the actual anniversary date.

•	Incentive Plans will continue through 2016 and new positions that typically include an incentive plan will still be eligible per the terms of the specific plan.

•
Our PTO policy remains unchanged for now. Please use your best judgment as to how you use your PTO credits. You need to also continue requesting your time off via Workday and management needs to ensure they are approving these requests timely.

In the coming months, as part of the integration planning work, these details will be reviewed for what makes sense for the combined company. To the extent there are any changes, we will communicate with you.

Important Additional Information
In connection with the proposed merger, Interactive Intelligence intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Interactive Intelligence will mail proxy materials to each shareholder entitled to vote at the special meeting relating to the proposed merger. Shareholders are urged to carefully read the proxy statement and any other proxy materials in their entirety (including any amendments or supplements thereto) and any other relevant documents that Interactive Intelligence will file with the SEC when they become available because they will contain important information. The proxy statement and other relevant materials (when available), and any and all documents filed by Interactive Intelligence with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by Interactive Intelligence via the Investor Relations section of its website at http://investors.inin.com, or copies may be obtained, without charge, by directing a request to Chief Financial Officer, Interactive Intelligence Group, Inc., 7601 Interactive Way, Indianapolis, Indiana 46278 or by calling (317) 715-8265.

Participants in the Solicitation
This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Interactive Intelligence, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the shareholders of Interactive Intelligence in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Interactive Intelligence’s shareholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Information regarding Interactive Intelligence’s directors and officers is set forth in Interactive Intelligence’s proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2016, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 29, 2016. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via Interactive Intelligence’s Investor Relations section of its website at http://investors.inin.com.

Cautionary Note Regarding Forward-Looking Statements
This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expression. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) Interactive Intelligence may be unable to obtain shareholder approval as required for the merger; (2) conditions to the closing of the merger, including the obtaining of required regulatory approvals, may not be satisfied; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business or stock price of Interactive Intelligence may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) Interactive Intelligence may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) the ability to recognize benefits of the merger; (9) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; (11) the risks described from time to time in Interactive Intelligence’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, subsequent Quarterly Reports on Form 10-Q and in other of Interactive Intelligence’s filings with the SEC; and (12) general industry and economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, Interactive Intelligence undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.